Consent of Independent Auditors

We hereby consent to the incorporation by reference in (a) the Registration Statement (Form S-8 No. 2-56905) pertaining to the 1971 Unqualified Stock Option Plan and the 1976 Qualified and Non-Qualified Stock Option Plans of Media General, Inc.; (b) the Registration Statement (Form S-8 No. 33-29478) pertaining to the Media General, Inc., Employees Thrift Plan; (c) the Registration Statement (Form S-8 No. 33-23698) pertaining to the 1987 Non-Qualified Stock Option Plan of Media General, Inc.; (d) the Registration Statement (Form S-8 No. 33-26853) pertaining to the Media General, Inc., Automatic Dividend Reinvestment and Stock Purchase Plan; (e) the Registration Statement (Form S-8 No. 33-52472) pertaining to the 1987 Non-Qualified Stock Option Plan of Media General, Inc., amended and restated May 17, 1991; (f) the Registration Statement (Form S-8 No. 333-16731) pertaining to the 1996 Non-Qualified Stock Option Plan and (g) the Registration Statement (Form S-8 No. 333-16737) pertaining to the Media General, Inc., Employees Thrift Plan Plus, of our report dated January 27, 1995, with respect to the consolidated financial statements of Park Communications, Inc., as of and for each of the two years in the period ended December 31, 1994 included in the Current Report on Form 8-K of Media General, Inc., dated January 7, 1997, filed with the Securities and Exchange Commission.

Ernst & Young LLP

Syracuse, New York
January 20, 1997